                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) June 13, 1997



                  CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
              ----------------------------------------------------
               (Exact name of Registrant as specified in charter)


        MARYLAND                  33-99994                13-3726306
    ---------------       ----------------------    --------------------
       (State of           (Commission File No.)       (IRS Employer
     organization)                                   Identification No.)



                         50 Rockefeller Plaza, 2nd Floor
                            New York, New York 10020
                   -----------------------------------------
                    (Address of principal executive offices)


                                 (212) 492-1100
                        --------------------------------
                         (Registrant's telephone number)

ITEM 2.         ACQUISITION OR DISPOSITION OF ASSETS

DESCRIPTION OF PROPERTY LEASED TO PAGG CORPORATION

         General

                  On July 8, 1997, Corporate Property Associates 12 Incorporated (the "Company"), through a wholly-owned subsidiary (the "PAGG Subsidiary"), purchased from PAGG Corporation ("PAGG") a manufacturing, office, research and development facility containing approximately 108,125 square feet and located in Milford, Massachusetts (the "PAGG Facility"). The PAGG Facility is suitable and adequate for use as a manufacturing, office, research and development facility. The Cost of the PAGG Facility will be depreciated over a 40-year period on a straight-line basis.

                  Concurrently with the acquisition of the PAGG Facility by the PAGG Subsidiary, the PAGG Subsidiary entered into a net lease (the "PAGG Lease") with PAGG for the PAGG Facility. Material terms of the PAGG Lease are described below.

PURCHASE TERMS

                  The cost to the Company of acquiring the PAGG Facility, including the Acquisition Fee payable to an Affiliate of the Advisor, was $5,549,738, which amount is less than the leased fee Appraised Value of the PAGG Facility. An Acquisition Fee of $138,738 was paid to W. P. Carey & Co., Inc., an Affiliate of the Advisor. W. P. Carey & Co. will receive a Subordinated Acquisition Fee of $110,995, payable over an eight year period, but only if the Company satisfies the Preferred Return.

DESCRIPTION OF THE LEASE

         General

                  The PAGG Lease is absolutely net and bondable and in normal financeable form. PAGG will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the PAGG Facility, except for the Company's debt service and income taxes. In the opinion of management of the Company, the PAGG Facility is adequately covered by insurance.

         Term

                  The initial term of the PAGG Lease (the "Initial Term") is 12 years, followed by two five-year renewal terms (each, an "Extended Term") at the option of PAGG.

         Rent

                  The initial annual rent ("Basic Rent") under the PAGG Lease is $590,000 payable quarterly in advance, in equal installments of $147,500. Additionally, the PAGG Lease provides that at the end of the fourth year of the Initial Term and at the end of each additional fourth year of the Initial Term and each Extended Term thereafter, the annual rent for each of the next four years of the term will be adjusted by a formula that would increase the annual rent by the cumulative increase in the Consumer Price Index over the immediately preceding four years, but not in excess of 4% for any one year during such four year period.

DESCRIPTION OF FINANCING

                  The Company has obtained a commitment from First Allmerica Financial Life Company for a ten (10) year $3,200,000 mortgage loan at an interest rate of 7.70% per annum with monthly payments of principal and interest in the amount of $26,171.73 based on a 20 year amortization schedule.

DESCRIPTION OF PAGG

                PAGG Corporation provides turnkey electronic manufacturing services to a variety of industries. Originally a vendor of electronic connectors, PAGG has integrated into a contract manufacturer for the electronic business. In a growing trend, manufacturers of electronic products such as computers and scanners, outsource the production of a number of the components and sub-assemblies required for their finished product. Manufacturing cables and circuit boards, the Company is a turnkey electronics manufacturer, capable of designing equipment to specification as well as providing order fulfillment to ship to its customers.

The following is a summary of selected financial data for PAGG Corporation for the six months ended April 30, 1997:

                     CONSOLIDATED STATEMENT OF EARNINGS DATA


                                                        APRIL 30, 1997
                                                        --------------
Net sales                                                 $9,500,586

Cost of sales                                              9,153,784

Income (loss) from operations                               (996,966)

Net income (loss)                                           (933,370)



                        CONSOLIDATED BALANCE SHEET DATA


                                                 AS OF APRIL 30, 1997
                                                 ---------------------
Balance Sheet Data:

Cash and cash equivalents                              $   117,519

Accounts receivable                                      4,737,428

Merchandise inventories                                  3,730,118

Total assets                                            18,691,261

Total liabilities                                       14,273,266

Stockholders' equity                                     4,724,995

DESCRIPTION OF PROPERTY LEASED TO BON-TON DEPARTMENT STORES, INC.

         General
                  On April 10, 1997, Corporate Property Associates 12 Incorporated (the "Company"), through a wholly-owned subsidiary (the "Bon-Ton Subsidiary"), purchased from Bon-Ton Department Stores, Inc. ("Bon-Ton") a distribution facility containing approximately 325,000 square feet and located in Allentown, Pennsylvania (the "Allentown Facility") and a retail facility containing approximately 80,884 square feet and located in Johnstown, Pennsylvania (the "Johnstown Facility" ) and together with the Allentown Facility, (the "Bon-Ton Facilities"). The Bon-Ton Facilities are suitable and adequate for use as distribution and retail facilities. The Cost of the Bon-Ton Facilities will be depreciated over a 40-year period on a straight-line basis.

                  Concurrently with the acquisition of the Bon-Ton Facility by the Bon-Ton Subsidiary, the Bon-Ton Subsidiary entered into a net lease (the "Bon-Ton Lease") with Bon-Ton for the Bon-Ton Facilities. The obligations of Bon-Ton under the Bon-Ton Lease were guaranteed by The Bon-Ton Stores, Inc., the sole shareholder of the parent company of Bon-Ton. Material terms of the Bon-Ton Lease are described below.

PURCHASE TERMS

                  The cost to the Company of acquiring the Bon-Ton Facilities, including the Acquisition Fee payable to an Affiliate of the Advisor, was $12,041,885, which amount is less than the leased fee Appraised Value of the Bon-Ton Facility. An Acquisition Fee of $301,017 was paid to W. P. Carey & Co., Inc., an Affiliate of the Advisor. W. P. Carey & Co. will receive a Subordinated Acquisition Fee of $240,868, payable over an eight year period, but only if the Company satisfies the Preferred Return.

DESCRIPTION OF THE LEASE

         General

                  The Bon-Ton Lease is absolutely net and bondable and in normal financeable form. Bon-Ton will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Bon-Ton Facility, except for the Company's debt service and income taxes. In the opinion of management of the Company, the Bon-Ton Facility is adequately covered by insurance.

         Term

                  The initial term of the Bon-Ton Lease (the "Initial Term") is 20 years, followed by six five-year renewal terms (each, an "Extended Term") at the option of Bon-Ton.

         Rent

                  The initial annual rent ("Basic Rent") under the Bon-Ton Lease is $1,270,750 payable quarterly in advance, in equal installments of $317,687.50. Additionally, the Bon-Ton Lease provides that at the end of the third year of the Initial Term and at the end of each additional third year of the Initial Term the annual rent for each of the next three years of the term will be adjusted by a formula that would increase the annual rent by the cumulative increase in the Consumer Price Index over the immediately preceding three years, but not in excess of 3% for any one year during such three year period. During each Extended Term, the annual rent for the Allentown Facility will continue to increase as provided in the foregoing sentence and the annual rent for the Johnstown Facility will be the sum of $350,000 and 1.5% of gross sales in excess of $12,000,000.

         Right of First Refusal

                  The Bon-Ton Lease provides Bon-Ton with a right of first refusal to purchase the Bon-Ton Facilities. In the event the leased premises are contracted for sale by the Company to a third party, the Company shall give written notice to Bon-Ton of such sale or provide Bon-Ton with a copy of the executed contract of sale. Bon-Ton has the option to elect to purchase the Bon-Ton Facilities for the period of 90 days following receipt of such notice or 30 days from receipt of an executed sales contract, at a price equal to the contract price agreed to between the Company and the third party. Bon-Ton may exercise this right upon each proposed sale of the Bon-Ton Facility within the first fifteen years of the Bon-Ton Lease and may exercise this right only once after the fifteen year of the Bon-Ton Lease.

DESCRIPTION OF FINANCING

                  The Company has obtained a commitment from Bank United to provide a limited recourse $6,900,000 mortgage loan. The loan will be for an initial term of 3 years, interest only at a floating rate of interest, adjustable monthly to the 1 month London Interbank Offered Rate plus 1.90%. The Company has the right to convert the loan to a fixed rate of interest based on 5, 7 or 10 year U.S. Treasury Security plus 1.90% and, in such event, the term of the loan will be extended for up to 8, 10 or 13 years from the date of closing depending on the term of the U.S. Treasury Security selected by the Company. Upon such conversion, principal and interest will be payable based upon a 20-year amortization schedule.

DESCRIPTION OF BON-TON DEPARTMENT STORES, INC.

                  The Bon-Ton Department Stores is a publicly traded regional department store chain. The Company operates 64 department stores located primarily in PA, NY, MD, WV, NJ and GA.

                  The company's stores, which are typically anchor tenants of shopping malls, carry moderate to better brand names fashion and accessories for women, men and children as well as cosmetics, jewelry, shoes, china, linens, housewares, gifts and other products.

The following is a summary of selected financial data for Bon-Ton over the last three years:

                     CONSOLIDATED STATEMENT OF EARNINGS DATA


                                                                      YEAR ENDED
                                                  ---------------------------------------------------------
                                                   February 1,           February 3,             January 28,
                                                      1997                  1996                    1995
                                                   -----------           -----------             -----------
Net sales                                         $626,482,000          $607,357,000            $494,908,000

Income (loss) from operations                       26,447,000            (6,247,000)             26,668,000

Net income (loss)                                    6,811,000            (9,203,000)             13,630,000

Earnings (loss) per share                         $       0.61          $      (0.83)           $       1.23


                        CONSOLIDATED BALANCE SHEET DATA


                                                              AS OF
                                                  ----------------------------------

                                                   February 1,           February 3,
                                                      1997                  1996
                                                  ------------           -----------
Balance Sheet Data:

Cash and cash equivalents                         $  6,516,000           $  6,941,000

Merchandise inventories                            161,191,000            141,741,000

Total assets                                       341,252,000            331,173,000

Total liabilities                                  229,767,000            226,999,000

Common stock                                            83,000                 83,000

Common stock - Class A                                  30,000                 30,000

Stockholders' equity                                   111,485                104,174

DESCRIPTION OF PROPERTY LEASED TO THE VERMONT TEDDY BEAR COMPANY

         General
                  On July 18, 1997, Corporate Property Associates 12 Incorporated (the "Company"), through a wholly-owned subsidiary (the "Teddy Subsidiary"), purchased from The Vermont Teddy Bear Company ("Teddy") a manufacturing, retail, tourist destination and office facility located in Shelbourne, Vermont (the "Teddy Facility"). The Teddy Facility is suitable and adequate for use as manufacturing, retail, tourist destination and office facility. The Cost of the Teddy Facility will be depreciated over a 40-year period on a straight-line basis.

                  Concurrently with the acquisition of the Teddy Facility by the Teddy Subsidiary, the Teddy Subsidiary entered into a net lease (the "Teddy Lease") with Teddy for the Teddy Facility. Material terms of the Teddy Lease are described below.

PURCHASE TERMS

                  The cost to the Company of acquiring the Teddy Facility, including the Acquisition Fee payable to an Affiliate of the Advisor, was $5,863,874, which amount is less than the leased fee Appraised Value of the Teddy Facility. An Acquisition Fee of $146,597 was paid to W. P. Carey & Co., Inc., an Affiliate of the Advisor. W. P. Carey & Co. will receive a Subordinated Acquisition Fee of $117,277, payable over an eight year period, but only if the Company satisfies the Preferred Return.

WARRANTS

                  The Teddy Subsidiary was issued a warrant to purchase 150,000 shares of the common stock of Teddy at the average closing price of the common stock as quoted on NASDAQ for the thirty day period commencing on July 3, 1997 and ending August 2, 1997.

DESCRIPTION OF THE LEASE

         General

                  The Teddy Lease is absolutely net and bondable and in normal financeable form. Teddy will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Teddy Facility, except for the Company's debt service and income taxes. In the opinion of management of the Company, the Teddy Facility is adequately covered by insurance.

         Term

                  The initial term of the Teddy Lease (the "Initial Term") is 20 years, followed by three five-year renewal terms (each, an "Extended Term") at the option of Teddy.

         Rent

                  The initial annual rent ("Basic Rent") under the Teddy Lease is $652,400 payable quarterly in advance, in equal installments of $163,100. Additionally, the Teddy Lease provides that at the end of the third year of the Initial Term and at the end of each additional third year of the Initial Term and Extended Term the annual rent for each of the next three years of the term will be adjusted by a formula that would increase the annual rent by the cumulative increase in the Consumer Price Index over the immediately preceding three years, but not in excess of 4% for any one year during such three year period.

         Right of First Refusal

                  The Teddy Lease provides Teddy with a right of first refusal to purchase the Teddy Facilities. In the event the leased premises are contracted for sale by the Company to a third party, the Company shall give written notice to Teddy of such sale. Teddy has the option to elect to purchase the Teddy Facilities for the period of 30 days following receipt of such notice at a price equal to the contract price agreed to between the Company and the third party. Teddy may exercise this right upon each proposed sale of the Teddy Facility within the first ten years of the Teddy Lease and may exercise this right only once after the tenth year of the Teddy Lease.

DESCRIPTION OF FINANCING

                  The Company has obtained financing from Vermont National Bank for a ten (10) year $3,311,508.74 mortgage loan (the "Loan") at an initial rate of interest of 8.75% per annum which interest rate may be increased by not more than .50% per year commencing on the first day of the sixth (6th) year of the Loan (the "Fifth Year Anniversary"). The Loan shall require the payment of principal and interest based upon an amortization schedule of not less than twenty (20) years for the first five (5) years of the Loan and beginning upon the Fifth Year Anniversary and each year anniversary thereafter, the payments will be reamortized using the interest rate in effect for that year, based upon the remaining amortization.


DESCRIPTION OF THE VERMONT TEDDY BEAR COMPANY

                  The Vermont Teddy Bear Co., Inc. designs, manufactures and directly markets American-made teddy bears and related products. The Company's growth has been fueled primarily through its Bear-Grams marketing concept of a customer sending a personalized teddy bear to celebrate important life events and holidays with family members, friends and business associates. The Company offers teddy bears in a variety of sizes and colors, as well as approximately 100 different teddy bear outfits to further personalize the Bear-Gram. Founded in 1982, the Company has grown to $17 million in annual sales and enjoys strong brand recognition and distribution in the Northeastern region of the country.

The following is a summary of selected financial data for Teddy over the last three years:


                     CONSOLIDATED STATEMENT OF EARNINGS DATA



                                               QUARTER ENDED           YEAR ENDED JUNE 30,
                                                  MARCH 31,        -----------------------------
                                                   1997               1996              1995
                                                ----------         -----------       -----------
Net revenues                                    $5,330,093         $17,039,618       $20,044,796

Costs of goods sold                              2,222,211           7,309,038         9,101,028

Gross profits                                    3,107,882           9,730,580        10,943,768

Selling, general and administative expenses      3,381,623           9,241,809        13,463,631

Net income (loss)                               $ (713,960)        $   151,953       $(2,494,477)




                        CONSOLIDATED BALANCE SHEET DATA



                                                   AS OF                   AS OF JUNE 30,
                                                  MARCH 31,        -----------------------------
                                                   1997              1996              1995
                                                ----------         -----------       -----------
Balance Sheet Data:

Cash and cash equivalents                       $ 1,089,713        $ 1,121,500       $ 1,070,862

Net accounts receivable                              26,057            131,550           122,679

Inventories                                       3,566,517          1,974,731         3,042,484

Total assets                                     15,739,221         14,239,272        15,361,544

Total indebtedness                                8,501,586          6,274,993         7,549,984

Common stock                                        258,638            258,638           258,625

Stockholders' equity                            $ 7,237,685        $ 7,964,279       $ 7,811,560


DESCRIPTION OF PROPERTY LEASED TO SILGAN CONTAINERS CORPORATION

         General

                  On June 13, 1997, Corporate Property Associates 12 Incorporated (the "Company"), through a wholly-owned subsidiary (the "Silgan Subsidiary"), purchased from Silgan Containers Corporation ("Silgan") an office and manufacturing facility containing approximately 66,596 square feet and a warehouse facility containing approximately 120,950 square feet and located in Menomonie, Wisconsin (the "Menomonie Facilities"). Additionally, on June 13, 1997, the Company through the Silgan Subsidiary purchased from Northern Can Systems, Inc. an office and laboratory building containing approximately 40,835 square feet and located in Oconomowoc, Wisconsin (the "Oconomowoc Facility" ) and together with the Menomonie Facility, (the "Silgan Facilities"). The Silgan Facilities are suitable and adequate for use as manufacturing, office, warehouse and laboratory facilities. The Cost of the Silgan Facilities will be depreciated over a 40-year period on a straight-line basis.

                  Concurrently with the acquisition of the Silgan Facilities by the Silgan Subsidiary, the Silgan Subsidiary entered into a net lease (the "Silgan Lease") with Silgan for the Silgan Facilities. Material terms of the Silgan Lease are described below.

PURCHASE TERMS

                  The cost to the Company of acquiring the Silgan Facilities, including the Acquisition Fee payable to an Affiliate of the Advisor, was $8,505,000, which amount is less than the leased fee Appraised Value of the Silgan Facility. An Acquisition Fee of $213,889 was paid to W. P. Carey & Co., Inc., an Affiliate of the Advisor. W. P. Carey & Co. will receive a Subordinated Acquisition Fee of $171,111, payable over an eight year period, but only if the Company satisfies the Preferred Return.

DESCRIPTION OF THE LEASE

         General

                  The Silgan Lease is absolutely net and bondable and in normal financeable form. Silgan will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Silgan Facility, except for the Company's debt service and income taxes. In the opinion of management of the Company, the Silgan Facility is adequately covered by insurance.

         Term

                  The initial term of the Silgan Lease (the "Initial Term") is 15 years, followed by three five-year renewal terms (each, an "Extended Term") at the option of Silgan.

         Rent

                  The initial annual rent ("Basic Rent") under the Silgan Lease is $893,200 payable quarterly in advance, in equal installments of $223,300. Additionally, the Silgan Lease provides that at the end of the fifth year of the Initial Term and at the end of each additional fifth year of the Initial Term and each Extended Term thereafter, the annual rent for each of the next five years of the term will be adjusted by a formula that would increase the annual rent by the cumulative increase in the Consumer Price Index over the immediately preceding five years.

DESCRIPTION OF FINANCING

                  The Company is seeking mortgage financing for the Silgan Facilities, but the Company has not yet obtained a commitment with respect to any such mortgage financing. There is no guaranty that the Company will obtain financing or obtain financing on terms adequate to the Company.

DESCRIPTION OF SILGAN CORPORATION

        The Silgan Corporation is a leading North American manufacturer of consumer goods packaging products, producing steel and aluminum containers for human and pet food, custom design plastic containers for personal care, health, food, pharmaceutical and household chemical products and specialty packaging items, including metal caps and closures, plastic bowl and paper containers used by processors in the food industry.

The following is a summary of selected financial data for Silgan Corporation over the last three years:


                     CONSOLIDATED STATEMENT OF EARNINGS DATA


                                                                   YEAR ENDED DECEMBER 31,
                                                  ------------------------------------------------------
                                                       1996                 1995              1994
                                                  --------------       --------------       ------------
Net sales                                         $1,405,742,000       $1,101,905,000       $861,374,000
Cost of goods sold                                 1,222,976,000          970,491,000        748,290,000
Gross Profits                                        182,766,000          131,414,000        113,084,000
Selling, general and administrative expenses          58,058,000           45,734,000         37,160,000
Income from operations                               124,710,000           70,935,000         59,195,000
Net income                                        $   32,319,000       $    6,806,000       $ 12,053,000



                        CONSOLIDATED BALANCE SHEET DATA


                                                              AS OF
                                                  ------------------------------
                                                     1996               1995
                                                 ------------       ------------
Balance Sheet Data:

Cash and cash equivalents                        $    947,000       $  2,092,000

Net accounts receivable                           101,436,000        109,929,000

Total assets                                      900,369,000        888,723,000

Total indebtedness                                985,128,000        875,863,000

Common stock                                          --                 --

Stockholders' equity (deficit)                   $(84,759,000)      $ 12,860,000




Item 7. Financial Statements and Exhibits

  (b)   Pro Forma financial information


         Corporate Property Associates 12 Incorporated and Subsidiaries
                      Pro Forma Consolidated Balance Sheet
                                 March 31, 1997
                                   (Unaudited)


                              Pro forma adjustments
                              ---------------------


                                                     Vermont
                                      Historical  Teddy Bear (A)   PAGG (B)   Silgan Containers (C)  Bon-Ton Stores (D)
                                      ----------  --------------   --------   ---------------------  ------------------
               Assets:

Land and buildings                   $124,969,391    $5,863,874    $5,549,378        $8,505,000         $12,041,885
Accumulated depreciation               (1,862,767)
                                     ----------------------------------------------------------------------------------
 Real estate accounted for
  under the operating method          123,106,624     5,863,874     5,549,378         8,505,000          12,041,885
Net investment in direct
  financing leases                     40,875,200
Equity investments                     16,327,820
Cash and cash equivalents              47,736,329    (2,435,088)   (2,238,383)       (8,333,889)         (4,901,017)
Other assets                            3,475,062
                                     ----------------------------------------------------------------------------------
         Total assets                $231,521,035    $3,428,786    $3,310,995          $171,111          $7,140,868
                                     ==================================================================================
            Liabilities:

Limited recourse mortgage
  notes payable                       $55,353,631    $3,311,509    $3,200,000                            $6,900,000
Accrued interest payable                  529,705
Accrued expenses and
  accounts payable                        200,683
Accounts payable to affiliates          3,650,692
Deferred acquisition fees
  payable to affiliates                 4,238,591       117,277       110,995          $171,111             240,868
Prepaid rental income and
  security deposits                     2,970,914
Dividends payable                       2,034,989
                                     ----------------------------------------------------------------------------------
          Total liabilities            68,979,205     3,428,786     3,310,995           171,111           7,140,868
                                     ==================================================================================
        Shareholders' equity:

Common stock                               18,557
Additional paid-in capital            165,414,232
Distributions in excess of
  accumulated earnings                 (2,721,471)
                                     ----------------------------------------------------------------------------
                                      162,711,318
Less, treasury stock                     (169,488)
                                     ----------------------------------------------------------------------------
         Total shareholders' equity   162,541,830
                                     ----------------------------------------------------------------------------
          Total liabilities and
             shareholders' equity    $231,521,035    $3,428,786    $3,310,995       $171,111       $7,140,868
                                     ============================================================================




                                                                                                            ETEC
                                          Childtime Childcare (E)  Scott Companies (F)  Spectrian (G) Modification (H)   Pro Forma
                                          -----------------------  -------------------  ------------- ----------------   ---------
            Assets:



Land and buildings                                $6,048,000                                           $4,000,000     $166,977,528
Accumulated depreciation
 Real estate accounted for                                                                                              (1,862,767)
  under the operating method                       6,048,000                    -              -        4,000,000      165,114,761
                                      ---------------------------------------------------------------------------------------------
Net investment in direct
  financing leases                                                                                                      40,875,200
Equity investments                                                                                                      16,327,820
Cash and cash equivalents                         (6,048,000)          10,300,000     10,000,000       (4,000,000)      40,079,952
Other assets                                                                                                             3,475,062
                                      ---------------------------------------------------------------------------------------------
         Total assets                                      -          $10,300,000    $10,000,000                -     $265,872,795
                                      =============================================================================================

            Liabilities:

Limited recourse mortgage
  notes payable                                                       $10,300,000    $10,000,000                       $89,065,140
Accrued interest payable                                                                                                   529,705
Accrued expenses and                                                                                                             -
  accounts payable                                                                                                         200,683
Accounts payable to affiliates                                                                                           3,650,692
Deferred acquisition fees                                                                                                        -
  payable to affiliates                                                                                                  4,878,842
Prepaid rental income and                                                                                                        -
  security deposits                                                                                                      2,970,914
Dividends payable                                                                                                        2,034,989
                                      ---------------------------------------------------------------------------------------------
          Total liabilities                                -           10,300,000     10,000,000                -      103,330,965
                                      ---------------------------------------------------------------------------------------------
        Shareholders' equity:

Common stock                                                                                                                18,557
Additional paid-in capital                                                                                             165,414,232
Distributions in excess of
  accumulated earnings                                                                                                  (2,721,471)
                                      ---------------------------------------------------------------------------------------------
                                                                                                                       162,711,318
Less, treasury stock                                                                                                      (169,488)
                                      ---------------------------------------------------------------------------------------------
         Total shareholders' equity                                                                                    162,541,830
                                      ---------------------------------------------------------------------------------------------
          Total liabilities and
             shareholders' equity                          -          $10,300,000    $10,000,000                -     $265,872,795
                                      =============================================================================================

         Corporate Property Associates 12 Incorporated and Subsidiaries
                   Pro Forma Consolidated Statement of Income
                    For the three months ended March 31, 1997
                                   (Unaudited)


                                       Historical     Vermont Teddy Bear (A)   PAGG (B)  Silgan Containers (C)  Bon-Ton Stores (D)
                                       ----------     ----------------------   --------  ---------------------  ------------------
Revenue:
Rental income from operating leases    $3,037,949             $163,100         $147,500           $223,300           $317,688
Interest income from direct
   financing leases                     1,286,677
Other interest income                     455,029
                                       --------------------------------------------------------------------------------------
                                        4,779,655              163,100          147,500            223,300            317,688
                                       --------------------------------------------------------------------------------------

Expenses:
Interest expense                        1,204,217               72,327           61,491                               146,625
Depreciation                              525,254               27,493           27,934             49,594             64,137
General and administrative expense        425,704
Property expenses                         567,552
Amortization                               13,759
                                       --------------------------------------------------------------------------------------
                                        2,736,486               99,820           89,425             49,594            210,762
                                       --------------------------------------------------------------------------------------
Income before income from
   equity investments                   2,043,169               63,280           58,075            173,706            106,926
Income from equity investments            507,056
                                       --------------------------------------------------------------------------------------
Net income                             $2,550,225              $63,280          $58,075           $173,706           $106,926
                                       ======================================================================================


                                                                                     Proforma
                                                                                    adjustment           ETEC
                                       Childtime Childcare (E) Scott Companies (F) Spectrian (G)   modification (H)       QMS (I)
                                       ---------------------------------------------------------   ----------------       -------
Revenue:
Rental income from operating leases          $280,000             $114,569                              $159,897         $235,278
Interest income from direct
   financing leases
Other interest income
                                             ------------------------------------------------------------------------------------
                                              280,000              114,569                  -            159,897          235,278
                                             ------------------------------------------------------------------------------------

Expenses:
Interest expense                                                   198,694            189,163             47,983           77,487
Depreciation                                   43,654               12,689                                57,756           39,104
General and administrative expense
Property expenses
Amortization
                                             ------------------------------------------------------------------------------------
                                               43,654              211,383            189,163            105,739          116,591
                                             ------------------------------------------------------------------------------------
Income before income from
   equity investments                         236,346              (96,814)          (189,163)            54,158          118,687
Income from equity investments
                                             ------------------------------------------------------------------------------------
Net income                                   $236,346             ($96,814)         ($189,163)           $54,158         $118,687
                                             ====================================================================================





                                                       RSI (J)    Other (S)     Pro Forma
                                                      -------     ---------     ---------
Revenue:
Rental income from operating leases                                             $4,679,281
Interest income from direct                                                              -
   financing leases                                   ($59,703)                  1,226,974
Other interest income                                              ($455,029)            -
                                                       -----------------------------------
                                                       (59,703)     (455,029)    5,906,255
                                                       -----------------------------------

Expenses:
Interest expense                                       (37,725)       18,494     1,978,756
Depreciation                                                                       847,615
General and administrative expense                                                 425,704
Property expenses                                                    123,216       690,768
Amortization                                                                        13,759
                                                       -----------------------------------
                                                       (37,725)      141,710     3,956,602
                                                       -----------------------------------
Income before income from                                                                -
   equity investments                                  (21,978)     (596,739)    1,949,653
Income from equity investments                                                     507,056
                                                       -----------------------------------
Net income                                            ($21,978)    ($596,739)   $2,456,709
                                                       ===================================

         Corporate Property Associates 12 Incorporated and Subsidiaries
                   Pro Forma Consolidated Statement of Income
                      For the year ended December 31, 1997

                                        Historical  Vermont Teddy Bear (A)   PAGG (B)  Silgan Containers (C)  Bon-Ton Stores (D)
                                        ----------  ----------------------   --------  ---------------------  ------------------
Revenue:
Rental income from operating leases    $5,000,989      $652,400              $590,000         $893,200         $1,270,752
Interest income from direct
   financing leases                     4,559,544
Other interest income                   1,873,094
                                       -----------------------------------------------------------------------------------------
                                       11,433,627       652,400               590,000          893,200          1,270,752
                                       -----------------------------------------------------------------------------------------

Expenses:
Interest expense                        3,525,774       287,233               243,960                             586,500
Depreciation                              947,206       109,972               111,734          198,375            256,547
General and administrative expense      1,488,793
Property expenses                       1,269,968
Amortization                               34,085
                                       -----------------------------------------------------------------------------------------
                                        7,265,826       397,205               355,694          198,375            843,047
                                       -----------------------------------------------------------------------------------------
Income before income from
   equity investments                   4,167,801       255,195               234,306          694,825            427,705
Income from equity investments          2,042,400
                                       -----------------------------------------------------------------------------------------
Net income                             $6,210,201      $255,195              $234,306         $694,825           $427,705
                                       =========================================================================================




                                                                                    Proforma adjustments
                                                                                                        ETEC
                                     Childtime Childcare (E)  Scott Companies (F) Spectrian (G)     modification (H)       QMS (I)
                                     -----------------------  --------------- ------------------     ----------------       -------
Revenue:
Rental income from operating leases          $1,120,000           $1,940,000       $1,701,296           $841,937       $1,689,376
Interest income from direct
   financing leases
Other interest income
                                             -------------------------------------------------------------------------------------
                                              1,120,000            1,940,000        1,701,296            841,937        1,689,376
                                             -------------------------------------------------------------------------------------

Expenses:
Interest expense                                                     805,836          767,373            268,888          600,638
                                             -------------------------------------------------------------------------------------
Depreciation                                    174,615              304,514          264,150            189,880          312,832
                                             -------------------------------------------------------------------------------------
General and administrative expense
Property expenses
Amortization
                                                174,615            1,110,350        1,031,523            458,768          913,470
Income before income from
   equity investments                           945,385              829,650          669,773            383,169          775,906
Income from equity investments
                                             -------------------------------------------------------------------------------------
Net income                                     $945,385             $829,650         $669,773           $383,169         $775,906
                                             =====================================================================================




                                                  RSI (J)      Knogo (K)   Garden Ridge (L)  Celadon (M)  Q Clubs (N)
                                                  -------      ---------   ---------------   -----------  -----------
Revenue:
Rental income from operating leases                             $512,515        $959,026       $501,667       $391,524
Interest income from direct
   financing leases                              ($200,541)
Other interest income
                                                  --------------------------------------------------------------------
                                                  (200,541)      512,515         959,026        501,667        391,524
                                                  --------------------------------------------------------------------

Expenses:
Interest expense                                  (257,932)                      393,437
Depreciation                                                      79,578         148,660         95,215         64,180
General and administrative expense
Property expenses
Amortization
                                                  --------------------------------------------------------------------
                                                  (257,932)       79,578         542,097         95,215         64,180
                                                  --------------------------------------------------------------------
Income before income from
   equity investments                               57,391       432,937         416,929        406,452        327,344
Income from equity investments
                                                  --------------------------------------------------------------------
Net income                                         $57,391      $432,937        $416,929       $406,452       $327,344
                                                  ====================================================================





                                               Del Monte (O) Telos (P)  Lanxide (Q) APBI (R)   Other (S)    Pro Forma
                                               ------------- ---------  ----------  --------   ---------    ---------
Revenue:
Rental income from operating leases               $643,125                                                  $18,707,807
Interest income from direct
   financing leases                                          $280,064    $259,914                             4,898,981
Other interest income                                                                         ($1,673,094)            -
                                                   --------------------------------------------------------------------
                                                   643,125    280,064     259,914           -  (1,673,094)   23,606,788
                                                   --------------------------------------------------------------------

Expenses:
Interest expense                                   314,567    170,477     102,691     $48,877     162,526     8,020,845
Depreciation                                       133,562                                                    3,391,020
General and administrative expense                                                                            1,488,793
Property expenses                                                                               1,190,586     2,460,554
Amortization                                                                                                     34,085
                                                   --------------------------------------------------------------------
                                                   448,129    170,477     102,691      48,877   1,353,112    15,395,297
                                                   --------------------------------------------------------------------
Income before income from
   equity investments                              194,996    109,587     157,223     (48,877) (3,226,206)    8,211,491
Income from equity investments                                                                                2,042,400
                                                   --------------------------------------------------------------------
Net income                                        $194,996   $109,587    $157,223    ($48,877)($3,226,206)  $10,253,891
                                                   ====================================================================

                                                                Statement No. 4


                  CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
               PRO FORMA CONSOLIDATED STATEMENT OF TAXABLE INCOME
          AND AFTER TAX CASH FLOW FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)

Consolidated pro forma net income                                                            $ 10,253,891
Depreciation on direct financing leases (T)                                                      (835,466)
Difference  between interest accrued on direct financing leases and
     rental revenue recognized for tax purposes (U)                                              (106,659)
Adjustment for straight-lining of rents on operating method leases for GAAP (V)                  (141,600)
Adjustment to equity income from GAAP to tax basis (W)                                           (486,643)
                                                                                             ------------
          Pro forma taxable income                                                              8,683,523
Add:  Depreciation from direct financing and operating leases (X)                               4,226,486
         Distributions from equity investments in excess of share of tax earnings (Y)             192,608
Less:  Principal paid (Z)                                                                      (1,990,337)
                                                                                             ------------
          Pro forma after-tax cash flow                                                      $ 11,112,280
                                                                                             ============

1.   BASIS OF PRESENTATION:

         The pro forma consolidated financial statements of Corporate Property Associates 12 Incorporated and Subsidiaries (the "Company") which are unaudited have been prepared based on the historical financial statements of the Company. The pro forma consolidated balance sheet of the Company at March 31, 1997 has been prepared as if the purchase of properties leased to PAGG Corporation ("PAGG"),The Bon-Ton Department Stores, Inc. ("Bon-Ton Stores"), Silgan Containers Corporation ("Silgan Containers") and Vermont Teddy Bear Company, Inc. ("Vermont Teddy Bear") , the completion of build-to-suit construction at properties leased to and to be leased to Childtime Childcare, Inc. ("Childtime Childcare"), completion of an addition to the property leased to ETEC Systems, Inc. ("ETEC") and limited recourse mortgage financings on the Company properties leased to Scott Companies, Inc. ("Scott Companies") and Spectrian Corporation had been completed at the balance sheet date. The pro forma statements of income for the year ended December 31, 1996 and the three-month period ended March 31, 1997 have been prepared as if the acquisition of properties purchased by the Company subsequent to January 1, 1996 and related mortgage financings and material modification of existing lease or mortgage financing agreements had occurred on January 1, 1996. To the extent that properties has been acquired prior to January 1, 1996 and the existing lease and mortgage agreements have not been materially modified, lease revenues and depreciation and interest expenses are stated at their historical basis.

         Since December 31, 1996 , the Company purchased properties leased to PAGG, Bon-Ton Stores, Childtime Childcare, Scott Companies, Silgan Containers, Vermont Teddy Bear and QMS, Inc. ("QMS") and since December 31, 1995, the Company purchased properties leased to Lanxide Corporation ("Lanxide"), Rheometric Scientific, Inc. ("RSI"), Telos Corporation ("Telos"), Spectrian, Celadon Group, Inc. ("Celadon"), Garden Ridge Corporation ("Garden Ridge"), Q Clubs, Inc. and Knogo North America, Inc. (Knogo"). In addition, the Company obtained limited recourse financing on a property leased to Applied Bioscience International, Inc. ("APBI"), completed construction on build-to-suit facilities leased to Del Monte Corporation ("Del Monte") and purchased a 50% equity interest in a limited liability company which leases property to The Upper Deck Company ("Upper Deck"). To the extent that any purchase of property, completion of construction and completion of mortgage financing occurred subsequent to December 31, 1995, the pro forma adjustment presented is intended to reflect an adjustment for the difference between what has been recorded in the historical consolidated statements of income relating to that property and what the effect would have been if the Company held its ownership interest and obtained related mortgage financing where applicable as of January 1, 1996. As the purchase of the Company's interest in the Upper Deck LLC occurred on January 4, 1996 and historical basis results are comparable to pro forma results, no pro forma adjustments relating to the investment in the Upper Deck LLC has been presented. Adjustments have been presented to reflect the Company's asset management and performance fee expenses and interest accrued on deferred acquisition fees payable as though all purchase transactions and completion of construction had occurred on January 1, 1996. In addition, an adjustment to eliminate other interest income has been presented as a significant portion of such interest has been generated by cash available for investment in real estate; although a portion of such interest income is applicable to the Company's working capital reserves rather than cash available for investment, the Company believes it is not practicable to allocate such interest income by its sources. The pro forma financial information should be read in conjunction with the historical consolidated financial statements of the Company.

         The pro forma financial results are not necessarily indicative of the financial condition or the results of operations had the acquisitions occurred on January 1, 1996 or prior, nor are they necessarily indicative of the financial position or the results of operations for future periods.

2. PRO FORMA ADJUSTMENTS:

         A. The Vermont Teddy Bear lease provides for annual rent of $652,400. Annual depreciation expense on the Vermont Teddy Bear property of $109,972 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $4,398,874. In connection with the purchase of the property, the Company obtained a limited recourse mortgage loan of $3,311,509 which provides for monthly payments of $29,264 at an initial annual interest rate of 8.75% and is based on a 20-year amortization schedule.

         B. The PAGG lease provides for annual rent of $590,000. Annual depreciation expense on the PAGG property of $117,734 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $,469,378. The Company has received a commitment for a $3,208,000 mortgage loan with monthly payments of principal and interest of $26,172 and based on a 20-year amortization schedule.

         C. The Silgan Containers lease provides for annual rent of $893,200. Annual depreciation expense on the Silgan Containers properties of $198,375 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $7,935,000.

         D. The Bon-Ton Stores leases provides for annual rent of $1,270,752. Annual depreciation expense on the Bon-Ton Stores properties of $256,547 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $10,261,885. The Bon-Ton lease provides for an adjustment to annual rent based on the terms of limited recourse mortgage financing that the Company intends to obtain in the future. The Company has received a commitment from a lender for a mortgage loan on the properties of $6,900,000 which is interest only at a floating rate of interest. For pro forma purposes, an annual interest rate of 8.5% has been used.

         E. In January 1997, the Company purchased four properties and entered into an agreement with Childtime Childcare to construct facilities at the properties and to purchase an additional six properties with such additional costs capped at $6,048,000. Annual completion of construction (including the additional six properties), annual rent will be $1,120,000. Annual depreciation expense on the Childtime Childcare properties of $174,000 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $174,615 is based on an estimate that the ultimate cost of buildings and improvements will be $6,984,600 representing approximately 70% of total property costs. The actual basis of buildings and improvements may vary from this estimate.

         F. The Scott Companies lease provides for annual rent of $1,940,000. For the three-month period ended March 31, 1997, pro forma rent is $485,000 of which $370,431 has been included in the historical results of operations. Annual depreciation expense of $304,514 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $12,180,574. For the three-month period ended March 31, 1997, pro forma depreciation is $76,129 of which $63,440 has been included in the historical results of operations. On May 13, 1997, the Company obtained a limited recourse mortgage loan of $10,300,000 at an annual interest rate of 7.9% which is collateralized by the Scott Companies property. The loan provides for monthly debt service of $85,513 and is based on a 20-year amortization schedule. Pro forma interest for the year ended December 31, 1996 and the three-month period ended March 31, 1997 is $805,836 and $198,694, respectively.

         G. The Spectrian lease provides for annual rent of $1,925,000 of which $223,704 is included in the historical results of operations for the year ended December 31, 1996. Annual depreciation expense of $301,879 of which $37,729 has been included in the historical results of operations for the year ended December 31, 1996 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $12,075,177. On April 14, 1997, the Company obtained a limited recourse mortgage loan of $10,000,000 at an annual interest rate of 7.75% which is collateralized by the Spectrian property. The loan provides for monthly debt service of $82,095 and is based on a 20-year amortization schedule. Pro forma interest for the year ended December 31, 1996 and the three-month period ended March 31, 1997 is $767,373 and $189,163, respectively.

         H. In February 1995, The Company purchased land and an office/manufacturing facility in Hayward, California for $11,859,000 with $6,250,000 of the purchase price provided by limited recourse mortgage financing. In August 1996, the Company entered into a modification agreement with ETEC. In consideration of the Company's agreeing to cancel its rights for stock warrants for 90,546 shares of ETEC common stock, ETEC refunded $2,633,473 of the original purchase price which was applied as a prepayment on the mortgage loan. In addition, the Company agreed to fund an addition to the property of $9,000,000 of which $5,000,000 was funded in February 1997 by an increase in the outstanding balance of the original mortgage loan. After the completion of the completion, rent will be increased pursuant to a formula; annual rent is projected to be $2,050,520. For the year ended December 31, 1996 and the three-month period ended March 31, 1997, the pro forma adjustment to rent is $841,937 and $159,897, respectively, based on rents of $1,208,583 and $352,733, respectively, included in the historical results of operations. Pro forma annual depreciation expense of $429,902 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $17,196,065. For the year ended December 31, 1996 and the three-month period ended March 31, 1997, pro forma depreciation is $429,902 and $107,475, respectively, of which $240,022 and $49,719, respectively has been included in the historical results of operations. For pro forma purposes, interest expense is based on a mortgage loan of $8,616,527 at an interest rate of 8.03% and based on a 15-year amortization schedule. The loan balance is based on an initial loan of $6,250,000, an additional loan of $5,000,000 less the partial prepayment of $2,633,473; as there have been scheduled principal payment installments made on the loan since it was obtained in February 1995, the actual outstanding balance at the loan at the time the $5,000,000 advance was obtained of approximately $8,220,000 was lower than the amount used for pro forma purposes. The loan provides that interest on the portion of the balance in excess of $6,300,000 is based on a variable rate; as the actual rate does not vary significantly from the fixed portion, the 8.03% annual interest rate has been applied for pro forma purposes. For pro forma purposes, interest expense for the year ended December 31, 1996 and the three-month period ended March 31, 1997 was $680,690 and $166,228, respectively of which $411,802 and $118,245, respectively, is included in the historical results of operations.

         I. The QMS lease provides for annual rent of $1,689,376. For the three-month period ended March 31, 1997, pro forma rent is $422,344 of which $187,066 is included in the historical results of operations. Annual depreciation expense of $312,832 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $12,513,273. Pro forma depreciation for the three-month period ended March 31, 1997 is $78,208 of which $39,104 is included in the historical results of operations. Pro forma interest expense is based on a limited recourse mortgage loan of $7,200,000 which bears interest at an annual rate of LIBOR plus 2.75%, which for pro forma purposes 8.75% is used, and provides for monthly principal payments of $24,303. Pro forma interest for the year ended December 31, 1996 and the three-month period ended March 31, 1997 is $600,638 and $146,286, respectively. Included in the historical results of operations for the three-month period ended March 31, 1997 is interest expense of $68,799.

         J. The Company entered into a lease with RSI in February 1996. In February 1997, the RSI lease was modified and the mortgage loan on the RSI property was prepaid in its entirety. Although the Company intends to obtain new financing on the RSI property in the future, the Company has not received any commitment from a lender. Accordingly, a pro forma adjustment to interest expense have been made to eliminate the interest expense that was recorded in the historical results of operations. As amended, annual rent and quarterly rent is $805,360 and $201,340, respectively, of which $1,005,901 and $261,043 has been recorded in the historical results of operations for the year ended December 31, 1996 and the three-month period ended March 31, 1997, respectively. As the RSI lease has been classified as a direct financing lease for financial statement purposes, no depreciation expense has been recorded.

         K. The Knogo lease provides for annual rent of $524,000 of which $11,485 has been included in the historical results of operations for the year ended December 31, 1996. Annual depreciation expense of $83,038, of which $3,460 is included in the historical results of operations for the year ended December

31, 1996, is computed on a straight-line basis over 40 years and is based on buildings and improvements of $3,321,512.

         L. The Garden Ridge lease currently provides for annual rent of $854,164; however, on the straight-line basis required under generally accepted accounting principles, annual pro forma rent is $995,764 of which $36,738 is included in the historical results of operations for the year ended December 31, 1996. Annual depreciation expense of $155,123, of which $6,463 is included in the historical results of operations for the year ended December 31, 1996, is computed on a straight-line basis over 40 years and is based on buildings and improvements of $6,204,923. Pro forma interest expense is based on a $4,600,000 limited recourse mortgage loan at an annual interest rate of 8.72% which is collateralized by the Garden Ridge property. The loan provides for monthly debt service of $37,725 and a 20-year amortization schedule Pro forma interest for the year ended December 31, 1996 is $399,008 of which $5,571 is included in the historical results of operations.

         M. The Celadon lease provides for annual rents of $700,000 of which $198,333 is included in the historical results of operations for the year ended December 31, 1996. Annual depreciation expense of $134,010, of which $38,795 is included in the historical results of operations for the year ended December 31, 1996, is computed on a straight-line basis over 40 years and is based on buildings and improvements of $5,360,400.

         N. The Company owns two properties leased to Q Clubs (formerly known as Sports & Fitness of Clubs of America) one of which was purchased in 1996. The Q Clubs lease of the property purchased in 1996 provides for annual rents of $694,000 of which $302,476 is included in the historical results of operations for the year ended December 31, 1996. Annual depreciation of $118,486, of which $54,306 is included in the historical results of operations for the year ended December 31, 1996, is computed on a straight-line basis over 40 years and is based on buildings and improvements of $4,739,442.

         O. The Del Monte lease provides for annual rents of $1,286,250 of which $643,125 is included in the historical results of operations for the year ended December 31, 1996. Annual depreciation of $246,300, of which $112,738 is included in the historical results of operations for the year ended December 31, 1996, is computed on a straight-line basis over 40 years and is based on buildings and improvements of $9,852,019. The $6,250,000 of limited recourse mortgage financing provides for quarterly payments of interest and principal based on a 20-year amortization schedule. Of such mortgage amount, $5,500,000 is based on a fixed annual interest rate of 10% and $750,000 is based on a variable rate indexed to LIBOR. For pro forma purposes, the entire amount is calculated as though the entire debt bears interest at an annual interest rate of 10%. Pro forma interest for the year ended December 31, 1996 is$621,162 of which $306,595 is included in the historical results of operations.

         P. The Telos lease provides for annual rent of $1,447,000 of which $1,660,936 is included in the historical results of operations for the year ended December 31, 1996. As the lease has been classified as a direct financing lease for financial statement purposes, no depreciation expense has been recorded. The Company obtained limited recourse financing of $6,250,000 which bears interest at a variable rate indexed to LIBOR and provides for a 20-year amortization schedule. For pro forma purposes, an annual interest rate of 9.5% has been applied resulting in pro forma interest expense of $589,040 of which $418,563 has been included in the historical results of operations for the year ended December 31, 1996.

         Q. The Lanxide lease provides for annual rent of $1,030,000 of which $770,086 is included in the historical results of operations for the year ended December 31, 1996. As the lease has been classified as a direct financing lease for financial statement purposes, no depreciation expense has been recorded There are two mortgage loans collateralized by the Lanxide property, the first priority mortgage of $4,000,000 provides for quarterly payments of interest and principal at an annual interest rate of 10.25% based on a 15-year amortization schedule and a second mortgage of $400,000 which is a variable rate obligation and is also based on a 15-year amortization schedule. For pro forma purposes, an annual interest rate of

10.25% has been applied to both loans. Pro forma interest for the year ended December 31, 1996 is $446,052 of which $343,361 is included in the historical results of operations.

         R. The Company obtained a limited recourse mortgage loan of $7,500,000 collateralized by the APBI property in January 1996. Pro forma interest on the loan which bears interest at an annual interest rate of 8.25% and is based on a 20-year amortization schedule for the year ended December 31, 1996 is $613,109 of which $564,142 is included in the historical results of operations.

         S. The Company accrues interest on the deferred acquisition fee payable to an affiliate at the rate of 7% per annum. Based on a pro forma deferred fee of $4,878,842, pro forma interest for the year ended December 31, 1996 is $341,519 of which $178,993 is included in the historical results of operations. For the three-month period ended March 31, 1997, pro forma interest on the deferred fee is $85,380 of which $66,886 is included in the historical results of operations. The asset management and performance fee are each based on -1/2 of 1% of pro forma Average Invested Assets of $245,268,698. Average Invested Assets are based on the total cost of directly owned properties and the pro rata assets of properties owned indirectly through ownership interests in general partnerships and limited liability companies with deduction less the noncash component of such bases related to the deferred acquisition fee. Pro forma asset management and performance fee for the year ended December 31, 1996 and the three-month period ended March 31, 1997 is $2,452,687 and $613,172, respectively, of which $1,262,101 and $489,956, respectively, are included in the historical results of operations.


         T. For tax purposes, the Company deducts interest on buildings and improvements which are classified as direct financing leases for financial reporting purposes. Depreciation of $835,466 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $33,418,643.

         U. The Company's interest income on its direct financing leases differs from rental revenue recognized for tax purposes as certain adjustments are made for financial reporting purposes to recognize revenue so as to produce a constant rate of return. Such adjustments are not recognized for tax purposes.

         V. For financial reporting purposes, rental revenue is recognized on a straight-line basis if certain conditions are met; however, such adjustment is not recognized for tax purposes.

         W. The Company's share of income from equity investments was $2,042,400 and $1,555,757 for tax purposes. The difference in income is primarily related to the differences in revenue recognition on direct financing leases and that no depreciation is taken on direct financing leases for financial reporting purposes.

         X. The depreciation amount is based on pro forma depreciation on the statement of income for the year ended December 31, 1996 and the tax depreciation on direct financing leases in Note T.

         Y. During 1996, the Company received distributions from its equity investments of $1,748,365.

         Z. Principal paid on mortgages, including pro forma projections on the mortgages described above, were as follows:

Big V Supermarkets                       $   38,796
Q Clubs, Inc.                                86,856
The Garden Companies                         73,960
Walmart Stores                               64,151
Del Monte Corporation                       104,489
APBI                                        153,840
Telos                                       110,059
Lanxide                                     131,502
QMS                                         291,636
Scott Companies                             220,325
Sprecrian                                   217,766
Garden Ridge                                 53,691
Pagg                                         70,100
Vermont Teddy Bear                           63,937
ETEC                                        309,229
                                         ----------
                                         $1,990,337
                                         ==========

(c)  EXHIBITS

    The following exhibits are filed as part of this Current Report on Form 8-K:


 Exhibit No.                    Exhibit                             Page No.
 -----------                    -------                             --------
   10.1         Lease Agreement dated July 8, 1997 by and between
                GGAP (MA) QRS 12-31, Inc., as Landlord, and PAGG
                Corporation, as Tenants.

   10.2(*)      Lease Agreement dated July 10, 1997 by and between
                URSA (VT) QRS 12-30, Inc., as Landlord, and The
                Vermont Teddy Bear Company, as Tenants.

   10.3 Lease Agreement dated April 10, 1997 by and between BT (PA) QRS 12-25, Inc., as Landlord, and
                The Bon-Ton Department Stores, Inc., as Tenants.

   10.4         Lease Agreement dated June 13, 1997 by and between
                CAN (WI) QRS 12-34, Inc., as Landlord, and Silgan
                Containers Corporation, as Tenants.

---------
* Will be filed by amendment.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       CORPORATE PROPERTY ASSOCIATES
                                       12 INCORPORATED




                                       By:  /s/ Claude Fernandez
                                           -------------------------------------
                                            Claude Fernandez
                                            Executive Vice President and Chief
                                            Administrative Officer



                                       By:  /s/ Michael D. Roberts
                                           -------------------------------------
                                            Michael D. Roberts
                                            First Vice President and
                                            Controller





Dated:  August 12, 1997